EXHIBIT 23.1

Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Form S-8 registration statements (File No. 333-55080) and the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1 (File No. 333-31032).

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Detroit, Michigan

March 27, 2001